UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2010

ICEWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22900 Shaw Road, Suite 111, Sterling, VA 20166

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  571-287-2388

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On September 7, 2010, Sand Hill Finance, LLC agreed to convert the remaining balance of $1,090,136 of its convertible debenture in exchange for three million shares of our common stock.  The debenture was converted at a price of $0.36338 per share.  The convertible debenture was the long term note component of the credit facility with Sand Hill Finance, LLC, and was accruing interest at an annual rate of 18%.

Item 8.01.   Other.

On September 8, 2010, we issued a press release announcing the consummation of the transaction with Sand Hill Finance, LLC.  The press release is annexed hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:

99.1	Press Release date September 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICEWEB, INC.

Date: September 8, 2010	By: /s/ John R. Signorello
John R. Signorello,
Chief Executive Officer